UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) On January 7, 2005, Kewsong Lee resigned from the Boards of Directors of Eagle Family Foods Holdings, Inc. (“Holdings”) and Eagle Family Foods, Inc. (“Eagle”) pursuant to a letter of resignation dated such date.

(c) Not applicable.

(d) Not applicable.

Item 8.01. Other Events.

On January 10, 2005, Eagle issued an unsecured Amended and Restated Subordinated Promissory Note in favor of Dairy Farmers of America, Inc. (“DFA”) for the aggregate principal amount of $12,000,000 (the “Amended and Restated DFA Note”). The Amended and Restated DFA Note amends and restates in its entirety that certain unsecured Subordinated Promissory Note, dated December 21, 2004, in favor of DFA for the aggregate principal amount of $12,000,000 (the “Original DFA Note”). The Original DFA Note was filed as Exhibit 10.4 to the Report on Form 8-K filed by Holdings and Eagle on December 28, 2004. The sole purpose of the Amended and Restated DFA Note is to provide a guaranty of Eagle’s obligations under the Original DFA Note by Milnot Company, Eagle’s wholly-owned direct subsidiary.

The description of the Amended and Restated DFA Note contained herein is qualified in its entirety by reference to the Amended and Restated DFA Note. The Amended and Restated DFA Note is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Amended and Restated Subordinated Promissory Note, dated January 10, 2005, by and among Eagle Family Foods, Inc., Dairy Farmers of America, Inc. and Milnot Company, as guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: January 11, 2005	By:	/s/ Craig A. Steinke
	Name:	Craig A. Steinke
	Title:	President and Chief Executive Officer and Chief Financial Officer